UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2018

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On September 17, 2018, the Board of Directors (the “Board”) of Red Hat, Inc. (the “Company”) appointed Kevin M. Murai to serve, effective at the close of business on September 17, 2018, as a director of the Company for a term expiring at the Company’s next annual meeting of stockholders. A press release announcing the election was issued on September 20, 2018, and is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Murai has been employed by Synnex Corporation (“Synnex”), a company providing distribution, logistics and integration services for the technology industry and outsourced services focused on customer engagement, since March 2008. He served as President and Chief Executive Officer of Synnex from December 2008 until March 1, 2018 and served as President and Co-Chief Executive Officer from March 2008 until December 2008.    He has served as a director of Synnex since March 2008 and became Chairman of the Synnex board of directors on March 1, 2018. Prior to joining Synnex, Mr. Murai was employed for 19 years at Ingram Micro Inc., a provider of global technology and supply chain services, where he served in several executive management positions, including as President, Chief Operating Officer and a member of the Board of Directors. Currently, he serves on the Board of Directors for StanCorp Financial Group, Inc., which on March 7, 2016 became a wholly-owned subsidiary of Meiji Yasuda Life Insurance Company and ceased to be publicly traded.

Prior to his appointment, the Board approved an increase in the size of the Board to nine members. There are no arrangements or understandings pursuant to which Mr. Murai was selected as a director. The Board has determined that Mr. Murai has no material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is an independent director under the rules of the New York Stock Exchange. Mr. Murai has not yet been appointed to any committees of the Board.

Mr. Murai will be compensated under the compensation plan currently in effect for the Company’s non-employee directors, the Non-Employee Director Compensation Plan (the “Director Compensation Plan”). Under the Director Compensation Plan, he will be eligible to receive an annual cash retainer of $60,000 for his service as a member of the Board. In addition, the Director Compensation Plan provides for the following annual cash retainers for service on committees of the Board: (i) $20,000 for service on the Audit Committee; (ii) $15,000 for service on the Compensation Committee; and (iii) $7,500 for service on the Nominating and Corporate Governance Committee.

Under the Director Compensation Plan, a director may elect to receive all or a portion of any cash compensation in the form of the Company’s deferred stock units (“DSUs”). DSUs represent the right to receive shares of the Company’s common stock (“Common Stock”) at a future date. The number of DSUs to be granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of a share of Common Stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested upon issuance and will be settled in shares of Common Stock upon termination of service on the Board.

In connection with his election to the Board, Mr. Murai will be granted, on the next regularly scheduled grant date for employees, a restricted stock award equal to a number of shares of Common Stock determined by dividing $300,000 by the closing price of a share of Common Stock on the date of grant. These shares of restricted stock will vest equally over a three-year period on the anniversary of the date of grant.

In addition to an initial equity grant, Mr. Murai will be eligible to receive an annual equity award consisting of a restricted stock award for a number of shares of Common Stock determined by dividing $250,000 by the closing price of a share of Common Stock on the date of grant. These shares of restricted stock will vest on the first anniversary of the grant date. Under the Director Compensation Plan, directors may also elect to receive DSUs on a one-for-one basis in lieu of any annual restricted stock award. These DSUs would vest on the same basis as the annual restricted stock award and will be settled in shares of Common Stock upon termination of service on the Board.

The foregoing description of the terms of the Director Compensation Plan does not purport to be complete and is qualified in its entirety by the provisions of the Director Compensation Plan, which was filed as Exhibit 10.51 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2018, and is incorporated herein by this reference.

The Company does not pay meeting fees. Non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board and meetings of any committees of the Board on which they serve.

Mr. Murai has entered into an indemnification agreement with the Company. In general, the indemnification agreement provides that the Company will, to the fullest extent permitted by law, and subject to certain limitations and exceptions, indemnify the indemnitee against expenses, judgments, fines, penalties and amounts paid in settlement that may be incurred in connection with the defense or settlement of threatened, pending or completed proceedings to which the indemnitee becomes subject in connection with his service as director of the Company.

The indemnification agreement provides for indemnification rights regarding both third-party claims and proceedings brought by or in the right of the Company. In addition, the indemnification agreement provides for the advancement of expenses incurred by the indemnitee under certain circumstances. The indemnification agreement is not exclusive of any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the charter or bylaws of the Company, a separate agreement with the Company, or applicable law.

The foregoing summary of the indemnification agreement is qualified in its entirety by reference to the provisions of the Form of Indemnification Agreement, a copy of which was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012, and is incorporated herein by this reference.

Item 8.01	Other Events

On September 17, 2018, as part of a periodic review of the Company’s Stock Ownership Policy, the Board approved an amended and restated policy for the Company’s Chief Executive Officer, the executives who report directly to the Chief Executive Officer and non-employee members of the Board. The amended and restated policy maintains the multiples of annual base salary and annual cash retainer at their current levels and adjusts the share numbers in the guidelines to reflect changes in the price of the Company’s common stock since the guidelines were last adjusted in 2016. The amended and restated policy is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 20, 2018

99.2	Red Hat, Inc. Stock Ownership Policy for Directors and Senior Executives, amended and restated as of September 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2018	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	Assistant Secretary